    As filed with the Securities and Exchange Commission on December 14, 2001
                                                       Registration No. 333-
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 VERISIGN, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                           94-3221585
(State or other jurisdiction of                          (I.R.S. employer
 incorporation or organization)                          identification no.)

                            487 East Middlefield Road
                         Mountain View, California 94043
                    (Address of principal executive offices)


       Illuminet Holdings, Inc. 1999 Employee Stock Purchase Plan Assumed
                                 by Registrant
    Options under Illuminet Holdings, Inc. 1997 Equity Incentive Plan Assumed
                                 by Registrant
          Non-Qualified Stock Option Agreement with Roger Moore Assumed by Registrant
       Options under 1GlobalPlace, Inc. 1999 Incentive Stock Plan Assumed by Registrant

                           (Full titles of the plans)

                                  James M. Ulam
                             Senior Vice President,
                          General Counsel and Secretary
                                 VeriSign, Inc.
                            487 East Middlefield Road
                         Mountain View, California 94043
                                 (650) 961-7500

 (Name, address and telephone number, including area code, of agent for service)

                                   Copies to:

                             Jeffrey R. Vetter, Esq.
                           Andrew J. Schultheis, Esq.
                               Emil V. Bova, Esq.
                           Patricio E. Garavito, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

                                              Amount         Proposed Maximum        Proposed Maximum
                                              to be         Offering Price Per      Aggregate Offering         Amount of
Title of Securities to be Registered        Registered             Share                  Price            Registration Fee
------------------------------------        ----------      ------------------      ------------------     ----------------
Common Stock, par value $0.001              5,060 (1)           $ 41.51 (2)          $ 210,040.60 (2)           $ 50.20

Common Stock, par value $0.001             2,606,778 (3)        $ 17.10 (4)        $ 44,575,903.80 (5)        $ 10,653.64

Common Stock, par value $0.001              837,000 (6)         $ 2.36 (4)          $ 1,975,320.00 (5)         $ 472.10

Common Stock, par value $0.001              9,494 (7)           $ 38.92 (4)          $ 369,506.48 (5)           $ 88.31

                                 TOTAL:     3,458,332                                                         $ 11,264.25

--------------------------------------------------------------------------------

(1) Represents shares available for issuance by Illuminet Holdings, Inc. under the 1999 Employee Stock Purchase Plan, assumed by the Registrant.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of the Registrant's common stock as reported by the Nasdaq National Market on December 11, 2001.
(3) Represents shares subject to outstanding options of Illuminet Holdings, Inc. under the Illuminet Holdings, Inc. 1997 Equity Incentive Plan, as amended, assumed by the Registrant.
(4) Estimated weighted average per share exercise price for such outstanding options pursuant to Rule 457(h)(1) under the Securities Act.
(5) Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h)(1) under the Securities Act.
(6) Represents shares subject to outstanding options of Illuminet Holdings, Inc. under the Non-Qualified Stock Option Agreement issued by Illuminet Holdings, Inc. to Roger Moore, assumed by the Registrant.
(7) Represents shares subject to outstanding options of 1GlobalPlace, Inc. under the 1GlobalPlace, Inc. 1999 Incentive Stock Plan, as amended, assumed by the Registrant.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.  (1)

Item 2.       Registrant Information and Employee Plan Annual Information.  (1)

              (1)     Information required by Part I to be contained in the
                      Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

              The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement:

              (a) the Registrant's latest annual report on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to
                      Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains audited financial statements for the Registrant's latest fiscal year;

              (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ending March 31, 2001, June 30, 2001 and September 30, 2001, the Registrant's reports on Form 8-K, dated June 1, 2001 and September 27, 2001, all of which are filed pursuant to Section 13(a) or 15(d) of the Securities Act of 1934, as amended (the "Exchange Act");

              (c) the description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

Item 4.       Description of Securities.

              Not applicable.


Item 5.       Interests of Named Experts and Counsel.

              Not applicable.


Item 6.       Indemnification of Directors and Officers and Limitation of
              Liability.

              Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

              As permitted by the DGCL, the Registrant's Certificate of Incorporation, as amended, provides that its directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding unlawful payments of dividends and unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

              In addition, as permitted by Section 145 of the DGCL, the Bylaws of the Registrant, as amended, provide that:

                  (i) the Registrant is required to indemnify to the fullest extent authorized by law, subject to certain very limited exceptions, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that she or he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith;

                  (ii) the Registrant is required to advance expenses, as incurred, to its indemnitees in connection with defending a legal proceeding; provided, however, that, if the DGCL so requires, an advancement of expenses to a director or officer will be made only if an undertaking is delivered to the corporation to repay all amounts advanced if it is ultimately determined that indemnification is unavailable;

                  (iii) an indemnitee may bring suit against the Registrant to recover the unpaid amount of any claim within 60 days after a written claim has been received by the Registrant;

                  (iv) the rights conferred in the Bylaws, as amended, are not exclusive. The Registrant's obligation to indemnify an indemnitee must be reduced by any amounts such indemnitee receives (1) from insurance policies purchased by the Registrant, (2) from another corporation, partnership, joint venture, trust or other enterprise for whom the indemnitee was serving at the request of the Registrant, or (3) under any other applicable indemnification provision;

                  (v) the Registrant may indemnify and advance expenses to employees and agents of the Registrant to the same extent as it provides indemnification and advancement of expenses to its directors and officers, except as otherwise directed by law, its Certificate of Incorporation, the bylaws, agreement or vote.

              The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in Registrant's Certificate of Incorporation and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer or employee of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

              The Registrant, with approval by the Registrant's Board of Directors, has obtained directors' and officers' liability insurance.

              See also the undertakings set out in response to Item 9.

Item 7.       Exemption From Registration Claimed

              Not applicable.

Item 8.       Exhibits

Exhibit No.                                 Description
-----------                                 -----------

    4.01* Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.02* Form of Amended And Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.03* Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.03 to the Registrant's Registration Statement on Form S-8 (File No. 333-39212) filed with the Commission and declared effective June 14, 2000).

    4.04* Amendment to Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 4.04 to the Registrant's Registration Statement on Form S-8 (File No. 333-39212) filed with the Commission and declared effective June 14, 2000).

    4.05 Illuminet Holdings, Inc. 1997 Stock Option Plan, as amended.

    4.06 Illuminet Holdings, Inc. Non-Qualified Stock Option Agreement, Roger H. Moore.

    4.07              Illuminet Holdings, Inc. 1999 Employee Stock Purchase
                      Plan.

    4.08              1GlobalPlace, Inc. 1999 Incentive Stock Plan, as amended.

    5.01              Opinion of Fenwick & West LLP.

   23.01              Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02              Consent of KPMG LLP.

   24.01              Power of Attorney (see page 5).

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.

Item 9.       Undertakings.

              The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 14th day of December, 2001.

                                 VERISIGN, INC.

                                 By:  /s/ Stratton D. Sclavos
                                    --------------------------------------
                                    Stratton D. Sclavos
                                    President, Chief Executive Officer
                                    and Director

                                POWER OF ATTORNEY

                  KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the following page constitutes and appoints Stratton D. Sclavos, Dana L. Evan and James M. Ulam, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                 Title                                         Date
         ---------                                 -----                                         ----
Principal Executive Officer
and Director:

/s/ Stratton D. Sclavos                          President, Chief Executive               December 14, 2001
----------------------------------------         Officer and Director
Stratton D. Sclavos


Principal Financial and
Principal Accounting Officer:

/s/ Dana L. Evan                                 Executive Vice President of Finance      December 14, 2001
----------------------------------------         and Administration and
Dana L. Evan                                     Chief Financial Officer


Additional Directors:

/s/ D. James Bidzos                              Chairman of the Board                    December 14, 2001
----------------------------------------
D. James Bidzos

                                                 Director                                 December __, 2001
----------------------------------------
William Chenevich

/s/ Kevin R. Compton                             Director                                 December 14, 2001
----------------------------------------
Kevin R. Compton


         Signature                                 Title                                     Date
         ---------                                 -----                                     ----

/s/ David J. Cowan                               Director                                 December 14, 2001
----------------------------------------
David J. Cowan

/s/ Scott G. Kriens                              Director                                 December 14, 2001
----------------------------------------
Scott G. Kriens

/s/ Greg Reyes                                   Director                                 December 14, 2001
----------------------------------------
Greg Reyes

/s/ Timothy Tomlinson                            Director                                 December 14, 2001
----------------------------------------
Timothy Tomlinson


                                  EXHIBIT INDEX

Exhibit No.                                 Description
-----------                                 -----------

    4.01* Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.03 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.02* Form of Amended And Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.05 to the Registrant's Registration Statement on Form S-1 (File No. 333-40789) filed with the Commission and declared effective January 29, 1998).

    4.03* Amendment to Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 4.03 to the Registrant's Registration Statement on Form S-8 (File No. 333-39212) filed with the Commission and declared effective June 14, 2000).

    4.04* Amendment to Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 4.04 to the Registrant's Registration Statement on Form S-8 (File No. 333-39212) filed with the Commission and declared effective June 14, 2000).

    4.05 Illuminet Holdings, Inc.'s 1997 Stock Option Plan, as amended.

    4.06 Illuminet Holdings, Inc. Non-Qualified Stock Option Agreement, Roger H. Moore.

    4.07              Illuminet Holdings, Inc. 1999 Employee Stock Purchase
                      Plan.

    4.08              1GlobalPlace, Inc. 1999 Incentive Stock Plan.

    5.01              Opinion of Fenwick & West LLP.

   23.01              Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02              Consent of KPMG LLP.

   24.01              Power of Attorney (see page 5).

* These exhibits were previously filed with the Commission as indicated and are incorporated herein by reference.